UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 22, 2016

JRjr33, Inc.
(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 001-36755	(IRS Employer
of incorporation or organization)		Identification No.)

2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201
(Address of principal executive offices and zip code)

469) 913-4115
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 22, 2016, JRjr33, Inc., a Florida corporation (the “Company”), received a letter from the NYSE MKT LLC (the “NYSE”) notifying the Company that it had made a reasonable demonstration of its ability to regain compliance with Sections 134 and 1101 of the NYSE MKT Company Guide (the “Company Guide”), by the end of the revised plan period, which the NYSE has now determined to be no later than January 31, 2017 (the “Extended Plan Period”) and therefore it was prepared to continue listing of the Company subject to certain conditions. An earlier extended plan period initially required compliance no later than December 30, 2016. The letter from the NYSE further notified the Company that it is not in compliance with the listing standards relating to the timing of its filings with the Securities and Exchange Commission (the “SEC”), as set forth in Sections 134 and 1101 of the Company Guide, but its listing is being continued pursuant to an extension.

As previously reported, on May 23, 2016, August 23, 2016 and November 22, 2016, the Company, received letters from the NYSE on each such date notifying the Company that it was not in compliance with Sections 134 and 1101 of the Company Guide as a result of its failure to timely file with the SEC its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 (the “March Form 10-Q”), June 30, 2016 (the “June Form 10-Q”) and September 30, 2016 (“the September Form 10-Q”) by their respective requisite deadlines.  As a result, the Company had become subject to the procedures and requirements of Section 1009 of the Company Guide.

The Company was advised that in order to maintain its listing on the NYSE, the Company was required to submit to the NYSE a plan, as amended, detailing actions it had taken, or would take, that would bring it into compliance with the continued listing standards by certain dates. As previously reported, the NYSE notified the Company that it had accepted the Company’s plan of compliance (the “Plan”) for continued listing relating to the Company’s failure to timely file the March Form 10-Q and the June Form 10-Q. The Company filed its March Form 10-Q on October 14, 2016 and filed its June Form 10-Q on December 6, 2016.

On October 14, 2016, the NYSE granted the Company an extension of time to the plan period to regain compliance with Sections 134 and 1101 of the Company Guide, such that the Company must be in compliance by filing its September Form 10-Q no later than December 30, 2016.

The Company primarily attributes the delay in filing the September Form 10-Q (and the prior delay in the filings of the March Form 10-Q and the June Form 10-Q) to the additional time needed by it to complete the audit of the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”). The Company intends to complete preparation and file the September Form 10-Q as soon as reasonably practicable. The Company is working diligently to prepare the September Form 10-Q and provide its independent auditors with the necessary information to complete their review. The Company has no disagreements with its auditors and expects and intends to complete the filing of the September Form 10-Q at the earliest possible date, which the Company fully expects to be in advance of the Extended Plan Period.

Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards of the Company Guide by the end of the Extended Plan Period could result in the Company being delisted from the NYSE. The Company can regain compliance with the NYSE listing standards before January 31, 2017 by filing the September Form 10-Q prior to that date.

Until the Company files the September Form 10-Q, the Company’s common stock will remain listed on the NYSE under the symbol “JRJR,” but will be assigned a late filer (“LF”) indicator to signify late filing status and the Company will be posted to the late filers list on the Listing Standards Filing Status page on the NYSE website.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by JRjr33, Inc. dated December 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33, Inc.

Date: December 29, 2016	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by JRjr33, Inc. dated December 29, 2016